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                                                                     EXHIBIT 2.4

                               INVESTOR AGREEMENT

          INVESTOR AGREEMENT, dated as of July 11, 2002 (this "AGREEMENT"), between Philips Business Electronics International B.V., a company incorporated under the laws of the Netherlands (the "STOCKHOLDER"), Veeco Instruments Inc., a Delaware corporation (the "COMPANY") and FEI Company, an Oregon corporation ("FLORENCE"), solely with respect to Section 2.03(c).

          WHEREAS, as of the date of this Agreement, the Stockholder is the Beneficial Owner of 8,264,821 shares (the "STOCKHOLDER FLORENCE SHARES") of Common Stock, no par value (the "FLORENCE STOCK"), of Florence; and

          WHEREAS, the Company, Venice Acquisition Corp., an Oregon corporation ("Acquisition"), and Florence have entered into an Agreement and Plan of Merger, dated as of July 11, 2002 (the "MERGER AGREEMENT"), which provides that, on the terms and subject to the conditions set forth therein, Acquisition shall be merged with and into Florence (the "MERGER"), and each share of Florence Stock will be converted into the right to receive shares of common stock, $0.01 par value per share, of the Company (the "COMPANY COMMON STOCK"); and

          WHEREAS, the Stockholder and the Company have entered into the Voting Agreement, dated as of July 11, 2002 (the "VOTING AGREEMENT") and the Amendment Agreement, dated the date hereof (the "AMENDMENT AGREEMENT"); and

          WHEREAS, the Stockholder and the Company each desire to make certain covenants and agreements concerning, among other things, the registration from time to time of Stockholder Company Shares (as herein defined) under the Securities Act (as herein defined).

          NOW, THEREFORE, in consideration of the Stockholder's execution and delivery to the Company of the Voting Agreement and the Amendment Agreement and in consideration of the mutual covenants and agreements contained herein, the Stockholder and the Company agree as follows:

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

          1.01 As used in this Agreement, the following terms have the respective meanings ascribed to them in this Section.

          (a) "AFFILIATE," with respect to any particular Person (as defined below), means any other Person which directly or indirectly through one or more intermediaries controls or is controlled by or is under direct or indirect common control

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with such Person; PROVIDED, HOWEVER, that for purposes of Article IV of this
Agreement, the Stockholder and its Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be "Affiliates" of one another.

          (b) "BASE SECURITIES" means the Initial Shares, collectively with the Option Shares and any other shares of Company Common Stock of which the Stockholder or any of its Affiliates at any time becomes the beneficial owner.

          (c) "BENEFICIAL OWNER" has the meaning set forth in Rule 13d-3 under the Securities Act and the Commission's interpretive guidance issued in connection therewith; and each of "BENEFICIALLY OWN," "BENEFICIALLY OWNED" AND "BENEFICIAL OWNERSHIP" has a meaning correlative to the foregoing.

          (d) "BOARD APPROVAL" means the affirmative vote of a majority of the Disinterested Directors of the Company or a unanimous written consent of the Board of Directors of the Company duly obtained in accordance with the applicable provisions of the Company's certificate of incorporation, bylaws and applicable law.

          (e)    "CHANGE IN CONTROL OF THE COMPANY" means any of the following:
(i) a merger, consolidation or other business combination or transaction to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such share ownership, have beneficial ownership of voting securities representing less than 50% of the Total Current Voting Power of the surviving entity following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any person, entity or 13D Group (other than the Stockholder, or its Affiliates, or any 13D Group of which the Stockholder or its Affiliates is a member) of direct or indirect beneficial ownership of Voting Stock of the Company representing 50% or more of the Total Current Voting Power of the Company; (iii) a sale of all or substantially all of the assets of the Company; (iv) a liquidation or dissolution of the Company; (v) the institution of any proceeding by or against the Company under the provisions of any insolvency or bankruptcy law, which is not dismissed within 90 days, the appointment of a receiver of a material portion of the assets or property of the Company or the issuance of an order for an execution on a material portion of the property of the Company pursuant to a judgment that is not dismissed within 90 days; or (vi) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in the preceding clauses)) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

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          (f)    "COMMISSION" means the United States Securities and Exchange
Commission, or any other United States federal agency at the time administering the Securities Act or the Exchange Act, as applicable, whichever is the relevant statute.

          (g) "CONTROL," when used with respect to any particular Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          (h) "DISINTERESTED DIRECTOR" means a member of the Board of Directors of the Company who is not (i) an employee, former employee or consultant of the Stockholder or any of its Affiliates; (ii) a member of the Board of Directors of the Stockholder or any of its Affiliates; or (iii) the holder of more than five percent of the voting stock of the Stockholder or any of its Affiliates.

          (i)    "EFFECTIVE TIME" has the meaning specified in the Merger
Agreement.

          (j) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as it may be amended from time to time, and the rules and regulations from time to time promulgated thereunder.

          (k) "FLORENCE STOCK OPTIONS" means, collectively, (i) all options to purchase Florence Stock that were outstanding on February 21, 1997 and exercised subsequent to September 30, 2000 (collectively, the "1997 OPTIONS"),
(ii) all options to purchase Florence Stock that were granted on September 18, 1998 in replacement of stock options outstanding on February 21, 1997, and still outstanding on September 30, 2000 (collectively, the "1998 OPTIONS"), and (iii) all options to purchase Florence Stock that have been or shall be granted in replacement of, in exchange for or in substitution for the 1997 Options or the 1998 Options.

          (l) "INITIAL SHARES" means the total number of shares of Company Common Stock issued to the Stockholder upon conversion of the Stockholder Florence Shares.

          (m) "KPENV ENTITIES" means, collectively, Koninklijke Philips Electronics N.V., a company incorporated under the laws of the Netherlands, and each entity controlled by Koninklijke Philips Electronics N.V.

          (n) "MINIMUM NUMBER" means a number of Stockholder Company Shares equal to the quotient of (i) the Initial Shares DIVIDED BY (ii) three.

          (o)    "NASDAQ" means the Nasdaq Stock Market, Inc.

          (p)    "OPTION SHARES" means securities issuable pursuant to
Section 2.03.

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          (q)    "PERSON" means any corporation, association, partnership,
organization, group (as such term is used in Rule 13d-5 under the Exchange Act), business, individual, government or political subdivision thereof, governmental agency or other entity.

          (r) "REGISTERED SHARES" means the Stockholder Company Shares registered by the Company in any Registration for resale by the Stockholder; PROVIDED that any Registered Share shall cease to be deemed a Registered Share after it has been initially transferred by the Stockholder, in a public offering or otherwise.

          (s) "RIGHTS" means any and all Rights, stockholder protection rights, stock purchase rights or "poison pill rights" issued in accordance with the Rights Plan.

          (t) "RIGHTS PLAN" means, collectively, the Rights Agreement, dated as of March 13, 2001, between the Company and American Stock Transfer and Trust Company, as Rights Agent, and any stockholder protection rights plan or "poison pill" adopted by or entered into by the Company and/or its successors by way of merger.

          (u) "SECURITIES ACT" means the United States Securities Act of 1933 as it may be amended from time to time, and the rules and regulations promulgated from time to time thereunder.

          (v) "STANDSTILL LIMIT" means a number of shares of Voting Stock equal to the sum of (i) the number of Initial Shares, PLUS (ii) the number of Option Shares, PLUS (iii) 1% of the total number of shares of Company Common Stock from time to time outstanding, calculated on a primary basis.

          (w) "STANDSTILL PERIOD" means the period beginning upon the execution and delivery of the Merger Agreement by the parties thereto and ending on the occurrence of a Standstill Termination Event.

          (x) "STANDSTILL TERMINATION EVENT" means the earliest to occur of the following: (i) the termination (prior to the Effective Time) of the Merger Agreement in accordance with its terms, (ii) a Change in Control of the Company (other than the Merger and other than any Change in Control of the Company involving any KPENV Entity or a 13D Group of which any KPENV Entity is a member), (iii) the date on which the KPENV Entities cease to beneficially own at least 7.5% of the Total Current Voting Power, and (iv) the date of the 2005 Stockholders Meeting.

          (y) "STOCK OPTIONS" means, collectively, (i) the Florence Stock Options, (ii) all options to purchase securities that have been or shall be granted in replacement of, in exchange for, or in substitution for the Florence Stock Options, and (iii) all options to purchase securities that have been or shall be granted in replacement of, in exchange for, or in substitution for the options described in Section 2.03 hereof.

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          (z)    "STOCKHOLDER COMPANY SHARES" means the Base Securities,
collectively with (i) the Rights associated therewith, and (ii) any securities received as a distribution or dividend thereon.

          (aa) "TOTAL CURRENT VOTING POWER" means, with respect to the Company, at the time of determination of Total Current Voting Power, the total number of votes that may be cast in the election of members of the board of directors of the Company if all securities entitled to vote in the election of such directors are present and voted.

          (bb)   "UNREGISTERED OFFERING" has the meaning specified in Section
3.08.

          (cc) "VOTING STOCK" means shares of the Company Common Stock and any other securities of the Company having the power to vote in the election of members of the Board of Directors of the Company.

          (dd) "WRITTEN APPROVAL" means receipt of a certificate signed by the Chief Executive Officer of the Company setting forth a resolution adopted by a majority of the Disinterested Directors which provides consent to the matter for which Written Approval is required.

          (ee) "13D GROUP" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or a
Schedule 13G pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act.

          (ff) "2005 STOCKHOLDERS MEETING" means the regular scheduled annual meeting of the stockholders of the Company to be held in 2005.

          1.02 HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          1.03 ADJUSTMENTS. All references in this Agreement to percentages or numbers of shares, including but not limited to such references in the definition of "Standstill Limit," shall be subject to adjustment for Company reorganizations, stock splits, stock dividends, reverse stock splits and similar events during the term of this Agreement.

                                   ARTICLE II

                            INVESTMENT IN THE COMPANY

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          2.01   REPRESENTATIONS AND WARRANTY. The Company hereby represents and warrants to the Stockholder that it has amended its current Rights Plan to provide that the Rights shall not be exercisable as a consequence of the beneficial ownership by the KPENV Entities of (a) the Initial Shares, (b) the Option Shares, or (c) a number of shares of Company Common Stock in addition to the Initial Shares and the Option Shares equal to or less than 1% of the total number of shares of Company Common Stock from time to time outstanding, calculated on a primary basis.

          2.02 COVENANTS. The Company hereby agrees that the Rights shall not be exercisable as a consequence of the beneficial ownership by the KPENV Entities of (a) the Initial Shares, (b) the Option Shares, or (c) a number of shares of Company Common Stock in addition to the Initial Shares and the Option Shares equal to or less than 1% of the total number of shares of Company Common Stock from time to time outstanding, calculated on a primary basis.

          2.03   STOCK OPTIONS.

          (a) The Company shall, at the sole option of the Stockholder, transfer to the Stockholder, no later than 30 calendar days following the close of the calendar quarter of the Company in which the Effective Time occurs and against payment by the Stockholder to the Company of the aggregate par value thereof, (i) a number of shares of Company Common Stock equal to the product of
(A) 122.22%, MULTIPLIED BY (B) the product of (I) the number of shares of Florence Stock issued and Stock Options "cashed out" prior to the Effective Time during such quarter upon exercise of the Stock Options, MULTIPLIED BY (II) the Exchange Ratio, as defined in the Merger Agreement, and (ii) a number of shares of Company Common Stock equal to the product of (A) 122.22%, MULTIPLIED BY (B) the number of shares of Company Common Stock issued and Stock Options "cashed out" at or after the Effective Time during such quarter upon exercise of the Stock Options.

          (b) The Company shall, at the sole option of the Stockholder, transfer to the Stockholder, no later than 30 calendar days following the close of each calendar quarter following the calendar quarter of the Company in which the Effective Time occurs and against payment by the Stockholder to the Company of the aggregate par value (if any) thereof, a number of securities equal to the product of (i) 122.22%, MULTIPLIED BY (ii) the number of securities issued and Stock Options "cashed out" during such quarter upon exercise of the Stock Options.

          (c) The Combination Agreement, dated November 15, 1996, between Florence and the Stockholder is hereby amended, effective as of the Effective Time, to delete Sections 2.1 and 5.18 therefrom. The Agreement, effective as of December 31, 2000, among Florence, the Stockholder and Koninklijke Philips Electronics N.V. is hereby amended, effective as of the Effective Time, to delete Section 4 therefrom.

          (d) This Section 2.03 shall not entitle the Stockholder to purchase a number of shares of Company Common Stock greater than the product of (A) the

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difference of (I) 331,866 MINUS (II) the number of shares of Florence Stock issued after the date hereof and prior to the Effective Time pursuant to Sections 2.1 and 5.18 of the Combination Agreement referred to in Section 2.03(c) and/or Section 4 of the Agreement referred to in the last sentence of
Section 2.03(c), MULTIPLIED BY (B) the Exchange Ratio (as defined in the Merger Agreement). For all purposes of this Section 2.03, "cashed out" means cancelled in exchange for a cash payment.

          2.04 BOARD REPRESENTATION. For the period of time beginning on the first calendar day following the Effective Time (the "DIRECTOR DATE") and terminating on the earlier of (i) the first date on which the KPENV Entities cease to beneficially own at least 7.5% of the Total Current Voting Power, and
(ii) the date of the 2005 Stockholders Meeting (such period, the "DIRECTOR PERIOD"), the Stockholder shall be entitled to request that the Company include, as a nominee or designee of the Company's board of directors recommended by said board of directors, one person designated by the Stockholder and reasonably satisfactory to the Company's board of directors (any such person, a "STOCKHOLDER NOMINEE"). At, or as promptly as practicable after (but in no event prior to), the Director Date, the Company shall cause one Stockholder Nominee to be elected or appointed as a director of the Company to serve in Class II for a term expiring at the 2005 Stockholders Meeting. During the Director Period, (i) promptly following the death, incapacity, resignation or removal from the Company's board of directors of any Stockholder Nominee, the Company shall cause another Stockholder Nominee to be elected or appointed as a director to fill the vacancy thereby created, and (ii) the Company shall take all such actions as may be reasonably necessary to ensure that one director of the Company is a Stockholder Nominee. Following the Director Period, (i) the Company may request that the Stockholder Nominee then on the Company's board of directors resign as a director of the Company, and (ii) promptly following the Stockholder's receipt of such a request, the Stockholder shall cause such Stockholder Nominee to resign immediately and relinquish all rights and privileges as a member of the Company's board of directors.

                                   ARTICLE III

             AGREEMENTS IN RESPECT OF THE STOCKHOLDER COMPANY SHARES

          3.01   DEMAND REGISTRATIONS.

          (a) At any time following the Effective Time, to and including the date on which the Stockholder shall have received a written opinion of legal counsel reasonably satisfactory to the Stockholder and the Company and addressed to the Company and the Stockholder stating that the Stockholder Company Shares may be publicly offered for sale in the United States by the Stockholder without restriction as to manner of sale and amount of securities sold and without registration under the Securities Act (such period, the "DEMAND PERIOD"), the Stockholder shall have the right on two occasions to require the Company to file a registration statement under the Securities Act

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in respect of all or a portion of the Stockholder Company Shares held by it. As promptly as practicable, but in no event later than 60 days after the Company receives a written request from the Stockholder demanding that the Company so register the number of Stockholder Company Shares specified in such request, which number shall not be less than the Minimum Number, the Company shall file with the Commission and thereafter use its reasonable best efforts to cause to be declared effective promptly a registration statement (a "DEMAND REGISTRATION") providing for the registration of such number of Stockholder Company Shares as the Stockholder shall have demanded be registered.

          (b) Anything in this Agreement to the contrary notwithstanding, the Company shall not be required to file or otherwise effect any Demand Registration during the period between the 16th day of each of March, June, September and December and 48 hours following public release by the Company (by means of a press release, 10-Q filing or other public announcement) of its earnings for the quarter in which such 16th day occurs. In addition, anything in this Agreement to the contrary notwithstanding, the Company shall be entitled to postpone and delay the filing or effectiveness of a Demand Registration and, following the effectiveness of any Demand Registration, may suspend the performance of its obligations under Section 3.04 with respect to such Demand Registration (the "SECTION 3.04 OBLIGATIONS"), in any such case for a reasonable period of time (each, a "BLACKOUT PERIOD"), if at any time that the Company shall determine that any such filing or the offering of any Registered Shares would, in the good faith judgment of the Board of Directors of the Company, require disclosure of (to the extent such a transaction has not been previously publicly disclosed), impede, delay or otherwise interfere with any pending or contemplated securities offering, sale, financing, acquisition, corporate reorganization or other similar transaction involving the Company, at any time that the Company shall determine that any such filing or the offering of any Registered Shares would, in the good faith judgment of the Board of Directors of the Company, after receipt of advice from the Company's investment bank or outside financial advisor, adversely affect any pending or contemplated offering or sale of any class of securities by the Company, or at any time that the Company shall determine that any such filing or the offering of any Registered Shares would, in the good faith judgment of the Board of Directors of the Company, after receipt of advice from the Company's outside legal counsel, require disclosure of material nonpublic information (other than information relating to an event described in clause (ii) or (iii) of this sentence) which, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; PROVIDED that in the case of a Blackout Period pursuant to clause (i) or (ii) above, the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant securities offering or sale, financing, acquisition, corporate reorganization or other similar transaction; and PROVIDED, FURTHER, that in the case of a Blackout Period pursuant to clause (iii) above, the Blackout Period shall earlier terminate upon public disclosure by the Company or public admission by the Company of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed without breach of the last sentence of this subsection (b); and PROVIDED, FURTHER, that in the case of any Blackout Period, the Company shall furnish to the Stockholder a certificate of the Secretary of the Company

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stating that an event permitting a Blackout Period has occurred and attaching a certified copy of a resolution of the Board of Directors of the Company to such effect. Notwithstanding anything herein to the contrary, the Company shall not postpone or delay the filing or effectiveness of any Demand Registration and shall not suspend the performance of the Section 3.04 Obligations pursuant to the second sentence of this Section 3.01(b) for an aggregate of more than 30 days in the case of the first Demand Registration to which the Stockholder is entitled or for an aggregate of more than 90 days in the case of the second Demand Registration to which the Stockholder is entitled. Upon notice by the Company to the Stockholder of any such determination, the Stockholder covenants that it shall keep the fact of any such notice strictly confidential, and promptly halt any offer, sale, trading or transfer by it or any of its Affiliates of any Registered Shares for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company). After the expiration of any Blackout Period and without further request from the Stockholder, the Company shall effect the filing of the relevant Demand Registration (if not already filed) and shall use its reasonable best efforts to cause any such Demand Registration to be declared effective (if not already effective) as promptly as practicable unless the Stockholder shall have, prior to the effective date of such Demand Registration, withdrawn in writing its initial request.

          (c) Any request by the Stockholder for a Demand Registration which is subsequently withdrawn prior to the related registration statement becoming effective shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations to which the Stockholder is entitled if the out-of-pocket expenses incurred by the Company through the date of such request in connection with such registration statement are reimbursed.

          3.02   PIGGY-BACK REGISTRATIONS.

          (a) If, at any time following the Effective Time, the Company proposes to register any shares of the Company Common Stock under the Securities Act on a registration statement on Form S-1, Form S-2 or Form S-3 (or any equivalent general registration form then in effect) for purposes of a primary offering, secondary offering or combined offering of the Company Common Stock, the Company shall, at least 14 days prior to the date when any such registration statement is filed with the Commission, give prompt written notice to the Stockholder of its intention to do so. Such notice shall specify, at a minimum, the number of shares of the Company Common Stock so proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such shares, any proposed managing underwriter or underwriters of such shares and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the

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facing page of such registration statement. Upon the written direction of the
Stockholder, given within seven days following the receipt by the Stockholder of any such written notice (which direction shall specify the number of Stockholder Company Shares intended to be disposed of by the Stockholder), the Company shall include in such registration statement (a "PIGGY-BACK REGISTRATION" and, collectively with a Demand Registration, a "REGISTRATION"), subject to the provisions of this Section 3.02, such number of Stockholder Company Shares as shall be set forth in such notice.

          (b) In the event that the Company proposes to register shares of the Company Common Stock in connection with an underwritten offering and any managing underwriter thereof reasonably and in good faith shall have advised the Company, any holder of shares of the Company Common Stock intending to offer such shares in a secondary offering or combined offering (each, an "OTHER HOLDER") and the Stockholder in writing that, in its opinion, including in the registration statement some or all of the Stockholder Company Shares sought to be registered by the Stockholder is reasonably likely to adversely affect the price per share that the Company or any Other Holder will derive from such registration or that the number of shares sought to be registered (including any shares sought to be registered at the request of the Company and any Other Holder and those sought to be registered by the Stockholder) is a greater number of shares than can reasonably be sold, the Company shall include in such registration statement such number of shares as the Company, any Other Holder and the Stockholder are so advised can be sold in such offering without such an effect (the "MAXIMUM NUMBER"), as follows and in the following order of priority: FIRST, such number of shares as the Company intended to be registered and sold by the Company, and (ii) SECOND, in the case of a secondary offering or a combined offering and if and to the extent that the number of shares to be registered under clause (i) is less than the Maximum Number, such number of shares as the Stockholder and any Other Holder shall have intended to register which, when added to the number of shares to be registered under clause (i), is less than or equal to the Maximum Number; PROVIDED that if such number exceeds the Maximum Number, the shares of the Stockholder and such Other Holders will be excluded on a PRO RATA basis. No securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition by the holders of Stockholder Company Shares in a transaction which would require registration under the Securities Act until the expiration of 180 days after the effective date of the registration statement in which the Registered Shares were included.

          (c) No Piggy-Back Registration effected under this Section 3.02 shall be deemed to have been effected pursuant to Section 3.01 hereof or shall release the Company of its obligations to effect any Demand Registration upon request as provided under Section 3.01 hereof.

          3.03 ADDITIONAL AGREEMENT. Anything in this Agreement to the contrary notwithstanding, following the expiration of the Demand Period, the Company shall no longer be obligated to file or maintain a registration statement with respect to the Stockholder Company Shares pursuant to this Agreement.

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          3.04   REGISTRATION PROCEDURES.

          (a) In connection with each Registration, and in accordance with the intended method or methods of distribution of the Registered Shares as described in such Registration, the Company shall, as soon as reasonably practicable (and, in any event, subject to the terms of this Agreement, including, without limitation, Section 3.01(a), at or before the time required by applicable laws and regulations):

                 (i) prepare and file with the Commission as provided herein a registration statement with respect to such Registered Shares on a registration form appropriate for such registration and use its reasonable best efforts to cause such registration statement to become effective promptly; PROVIDED that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the Stockholder and the managing underwriter or underwriters (if the Demand Registration pertains to an underwritten offering) draft copies of all such documents proposed to be filed at least three days prior to such filing, which documents will be subject to the reasonable review of the Stockholder, the managing underwriter or underwriters (if the Demand Registration pertains to an underwritten offering), and their respective agents and representatives. In the event that the Company proposes to include in any Registration information concerning or relating to the Stockholder to which the Stockholder shall reasonably object, the Company and the Stockholder shall cause their respective senior executives to discuss the Stockholder's objection and to negotiate in good faith an appropriate resolution of such objection. The Company shall not be deemed to be in breach of the second sentence of Section 3.01(a) as the result of the parties' failure to conclude such discussions during the 60 day period referred to therein.

                 (ii) upon request by the Stockholder, furnish without charge to the Stockholder and the managing underwriter or underwriters, if any, thereof, a reasonable number of copies of the Registration and each amendment and supplement thereto (in each case including all exhibits thereto), each prospectus included in such Registration (including each preliminary prospectus) and any amendments or supplements thereto and any documents incorporated therein by reference;

                 (iii) use its reasonable best efforts to keep such Registration effective for at least 90 days (the "EFFECTIVE PERIOD"); prepare and file with the Commission such amendments, post-effective amendments and supplements to the Registration and the prospectus as may be necessary to maintain the effectiveness of the Registration for the Effective Period and to cause the prospectus (and any amendments or supplements thereto) to be filed pursuant to Rules 424 and 430A under the Securities Act and/or any successor rules that may be adopted by the Commission, as such rules may be amended from time to time; and comply with the provisions of the Securities Act with respect to the disposition of all Registered Shares covered by such Registration during the applicable period in accordance with the intended method or methods of distribution thereof, as specified in writing by the Stockholder;

                 (iv) make available for inspection by the Stockholder or by any underwriter, attorney, accountant or other agent retained by the Stockholder (collectively, the "INSPECTORS"), upon reasonable request during normal business hours, financial and other records and pertinent corporate documents of the Company, provide the Inspectors with opportunities to discuss the business of the Company with its officers, and provide opportunities to discuss the business of the Company with the independent public accountants who have certified its most recent annual financial statements, in each case to the extent but only to the extent reasonably necessary to enable the Stockholder or any underwriter retained by the Stockholder to conduct a "reasonable investigation" for purposes of Section 11(a) of the Securities Act. The Stockholder agrees, and the Stockholder shall cause each Inspector to agree, that records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Stockholder or any Inspector, or used by the Stockholder or an Inspector for a purpose other than as described in the preceding sentence unless (1) the disclosure of such records is necessary to avoid or correct a misstatement of a material fact or omission to state a material fact in the Registration, (2) the disclosure of such records is required by any court or governmental body with jurisdiction over the Stockholder or such Inspector, or (3) all of the information contained in such records has been made generally available to the public without any fault on the part of the Inspector. The Stockholder agrees that it will, upon learning that disclosure of such records is sought in a court of competent jurisdiction or by any governmental body, promptly give prior notice to the Company and allow the Company, at its expense, to undertake appropriate action (and the Stockholder shall cooperate with and assist the Company as requested in taking such action) to prevent disclosure of those records deemed confidential;

                 (v) promptly notify the Stockholder and the managing underwriter or underwriters, if any, thereof, after becoming aware thereof, (1) when the Registration or any related prospectus or any amendment or supplement has been filed, and, with respect to the Registration or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to the Registration or the related prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration or the initiation of any proceedings for that purpose, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registered Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, or after becoming aware thereof, within the Effective Period, of the happening of any event which makes any statement in the Registration or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration or post-effective amendment thereto or prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading;

                 (vi) during the Effective Period, use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration or any post-effective amendment thereto;

                 (vii) use its reasonable best efforts to register or qualify the Registered Shares for offer and sale under such securities or "blue sky" laws of such states or other U.S. jurisdictions as the Stockholder and the managing underwriter or underwriters, if any, thereof shall reasonably request in writing; PROVIDED that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this Section 3.04(a)(vii), or (2) consent to general service of process in any such jurisdiction;

                 (viii) use its reasonable best efforts to cause the Registered Shares to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary by virtue of the markets on which the Registered Shares are listed or quoted to enable the Stockholder to consummate the disposition of such Registered Shares;

                 (ix) cooperate with the Stockholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing such Registered Shares to be sold, which certificates shall not bear any restrictive legends except as required by law; and enable such Registered Shares to be in such denominations and registered in such names as the managing underwriter or underwriters may request in writing at least two business days prior to any sale of the Registered Shares to the underwriters;

                 (x) enter into such agreements (including, if the offering is an underwritten offering, an underwriting agreement) containing such provisions as are customary in transactions of such kind and are not materially inconsistent with the terms of this Agreement, and take such other actions as are reasonably necessary in connection therewith in order to expedite or facilitate the disposition of such Registered Shares; and (1) obtain an opinion or opinions of legal counsel to the Company (which counsel may be internal counsel for the Company unless the managing underwriter or underwriters shall otherwise reasonably request) in customary form and covering matters of the type customarily covered by such opinions, addressed to such managing underwriter or underwriters, if any, and to the Stockholder and dated the date of the closing of the sale of the Registered Shares relating thereto; and (2) obtain a "comfort" letter or letters from the independent certified public accountants who have certified the Company's most recent audited financial statements that are incorporated by reference in the Registration which is addressed to the Stockholder and the managing underwriter or underwriters, if any, and is dated the date of the prospectus used in connection with the offering of such Registered Shares and/or the date of the closing of the sale of such Registered Shares relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered by "comfort" letters of such type;

                 (xi) comply with all applicable rules and regulations of the Commission and make available to its security holders an earnings statement, as soon as reasonably practicable but in no event later than 18 months after the effective date of the registration statement, which earnings statement shall cover a period of at least 12 months, beginning with the first full calendar month after the effective date of such registration statement and shall satisfy the provisions of Section 11(a) of the Securities Act and may be prepared in accordance with Rule 158 under the Securities Act; and

                 (xii) take all other steps reasonably necessary to effect the registration, offering and sale of the Registered Shares covered by a registration statement contemplated hereby and enter into any other customary agreements and take such other actions (including making appropriate "Section 16" executives of the Company available for participation in "roadshows") as are reasonably required in order to expedite or facilitate the disposition of such Registered Shares.

          (b)    In the event that the Company would be required, pursuant to
Section 3.04(a)(v)(5), to notify the Stockholder and the managing underwriter or underwriters, if any, thereof, the Company shall, subject to the provisions of
Section 3.01(b) hereof, as promptly as practicable, prepare and furnish to the Stockholder and such managing underwriter or underwriters a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registered Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Stockholder agrees that, upon receipt of any notice from the Company pursuant to Section 3.04(a)(v)(5), the Stockholder shall, and shall use its reasonable best efforts to cause, any sales or placement agent or agents for the Registered Shares and the underwriters, if any, thereof, to forthwith discontinue disposition of Registered Shares until such Person shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, to destroy or to deliver to the Company all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Registered Shares as soon as practicable after the Stockholder's receipt of such notice.

          (c) It shall be a condition to the obligations of the Company to take any action pursuant to Sections 3.01 and 3.02 that the Stockholder shall furnish, at least five days prior to the effectiveness of the registration statement, to the Company in writing such information regarding the Stockholder, the Registered Shares and the Stockholder's intended method of distribution of the Registered Shares as the Company may from time to time reasonably request in writing. The Stockholder shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by the Stockholder to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registered Shares contains or would contain an untrue statement of a material fact regarding the Stockholder or its intended method of distribution of such Registered Shares or omits to state any material fact regarding the Stockholder or its intended method of distribution of such Registered Shares required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to the Stockholder or the distribution of the Registered Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          3.05 REGISTRATION EXPENSES. Except as set forth in the last sentence of this Section 3.05, the Company agrees to bear and to pay, or cause to be paid, promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation: (a) all Commission and any National Association of Securities Dealers registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Registered Shares for offering and sale under state securities or "blue sky" laws referred to in
Section 3.04(a)(vi) hereof, including reasonable fees and disbursements of counsel for any underwriter in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Registration, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Registered Shares and all other documents relating hereto, (d) internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (e) fees, disbursements and expenses of the Company's counsel and its other advisors and experts and independent certified public accountants of the Company (including the expenses of any opinions or "comfort" letters required by or incident to such performance and compliance), and (f) the fees and expenses incurred in connection with the quotation of the Registered Shares on Nasdaq and any stock exchange on which the Company Common Stock shall at such time be listed or quoted (collectively, the "REGISTRATION EXPENSES"). To the extent that any Registration Expenses are incurred, assumed or paid by the Stockholder and the underwriters, if any, thereof, the Company shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the Stockholder shall pay or cause to be paid, as appropriate, (i) all agency fees and commissions and underwriting discounts and commissions directly attributable to the sale of the Registered Shares by or on behalf of the Stockholder, and
(ii) the fees, disbursements and expenses of its counsel in connection with the offering and sale of the Registered Shares.

          3.06   INDEMNIFICATION; CONTRIBUTION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company shall, and it hereby agrees to, indemnify and hold harmless the Stockholder, and each Person who participates as a placement or sales agent or as an underwriter in any offering or sale of the Registered Shares, against any losses, claims, damages or liabilities to which the Stockholder or such agent or underwriter may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall, and it hereby agrees to, reimburse the Stockholder or any such agent or underwriter for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such action, proceeding or claim; PROVIDED that the Company shall not be liable to any such Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Stockholder or any agent, underwriter or representative of the Stockholder expressly for use therein, or by the Stockholder's failure to furnish the Company, upon request, with the information with respect to the Stockholder, or any agent, underwriter or representative of the Stockholder, or the Stockholder's intended method of distribution, that is the subject of the untrue statement or omission. The foregoing indemnity is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b), as amended from time to time (the "FINAL PROSPECTUS"), such indemnity shall not inure to the benefit of (i) the Stockholder if a copy of the Final Prospectus was not furnished by the Stockholder to the person asserting the loss, liability, claim or damage at or prior to the time such action as required by the Securities Act and such Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage, or (ii) any underwriter or agent if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action as required by the Securities Act and the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

          (b) INDEMNIFICATION BY THE STOCKHOLDER. The Stockholder shall, and it hereby agrees to, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, insofar as such losses, claims, damages or liabilities (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Stockholder expressly for use therein.

          (c) INDEMNIFICATION BY THE UNDERWRITER(S). The Company may require, as a condition to entering into any underwriting agreement, that such underwriting agreement provide in substance that the underwriters named in such underwriting agreement shall, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, insofar as such losses, claims, damages or liabilities (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such underwriter or underwriters expressly for use therein.

          (d) NOTICE OF CLAIMS, ETC. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action or proceeding for which indemnification under subsection (a) or (b) may be requested, such indemnified party shall, without regard to whether a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of, or as contemplated by, this Section 3.06, notify such indemnifying party in writing of the commencement of such action or proceeding; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party in respect of such action or proceeding on account of the indemnification provisions of or contemplated by Section 3.06(a) or 3.06(b) hereof unless the indemnifying party was materially prejudiced by such failure of the indemnified party to give such notice, and in no event shall such omission relieve the indemnifying party from any other liability it may have to such indemnified party. In case any such action or proceeding shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal or any other expenses subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall have the right to control its defense and shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate counsel). If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for each indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party will consent to entry of any judgment or enter into any settlement agreement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (e) CONTRIBUTION. The Stockholder and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 3.06(a) or 3.06(b) hereof are unavailable to or are insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of, and benefits derived by, the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.06(e) were determined
(i) by PRO RATA allocation; or (ii) by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3.06(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above shall be deemed to include (subject to the limitations set forth in Section 3.06(d) hereof) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation with respect to an issue for which contribution has been requested.

          (f) BENEFICIARIES OF INDEMNIFICATION. The obligations of the Company under this Section 3.06 shall be in addition to any liability that it may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, partner and any other Affiliate of the Stockholder and each agent and underwriter of the Registered Shares and each Person, if any, who controls the Stockholder or any such agent or underwriter within the meaning of the Securities Act, each of whom is an intended third party beneficiary of the covenants set forth in this Section 3.06; and the obligations of the Stockholder and any agents or underwriters contemplated by this Section 3.06 shall be in addition to any liability that the Stockholder or its respective agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director and Affiliate of the Company (including any Person who, with his consent, is named in any registration statement as about to become a director of the Company) and to each Person, if any, who controls the Company within the meaning of the Securities Act, each of whom is an intended third party beneficiary of the covenants set forth in this Section 3.06. The indemnity, contribution and expense reimbursement obligations set forth in this Section 3.06 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

          (g) UNDERWRITING AGREEMENT CONTROLS. In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered into pursuant hereto, the underwriting agreement shall control.

          3.07   UNDERWRITERS.

          (a) If any of the Registered Shares are to be sold pursuant to an underwritten offering, the investment banker or bankers and the managing underwriter or underwriters thereof shall be selected by the Company except in the case of a Demand Registration, in which case the managing underwriter or underwriters shall be selected by the Stockholder from a group of not fewer than three investment banks of recognized international standing designated by the Company.

          (b) At the request of the managing underwriter or underwriters in connection with any underwritten offering in which Registered Shares are to be offered, the Stockholder shall enter into a customary "lock-up" agreement pursuant to which it will agree to not effect any sale or distribution of Registered Shares for a period of no more than 180 days beginning on the effective date of any such registration (except as part of such registration).

          3.08 UNREGISTERED OFFERINGS. The Stockholder and the Company hereby agree that, in the event that the Company or one or more of its stockholders (including the Stockholder) proposes to make an underwritten offering of Company Common Stock (a) that is exempt from, or not subject to, the registration requirements of the Securities Act by virtue of Regulation S thereunder, and (b) with respect to which such stockholder(s) requests the cooperation and participation of the Company or the management of the Company in performing due diligence and marketing such offering to potential investors (such an offering, an "UNREGISTERED OFFERING"), the relevant notice provisions of Section 3.01 or
3.02 will apply and the required notice will state that the offering is proposed to be made pursuant to Regulation S. In that event, the parties agree to proceed with such an offering on an unregistered basis in good faith as and to the extent provided herein with respect to a registered offering and that the provisions of this

Agreement will apply MUTATIS MUTANDIS to such Unregistered Offering, including, without limitation, provisions relating to Blackout Periods, Piggy-Back Registrations, allocations of securities included in an offering, the Company's obligations with respect to an offering (including indemnification provisions and procedures), selection of underwriters, expenses associated with an offering and indemnification and contribution. An Unregistered Offering in which the only securities being sold are the Stockholder Company Shares shall be deemed to constitute one Demand Registration.

          3.09 AGREEMENT OF THE STOCKHOLDER. The Stockholder agrees not to, and it shall cause its Affiliates not to, make any sale, transfer or other disposition of shares of the Company Common Stock except in compliance with the registration requirements of the Securities Act and the rules and regulations thereunder or in accordance with the terms of this Agreement.

          3.10   LEGENDS.

          (a) Stop transfer restrictions will be given to the Company's transfer agent(s) with respect to the Stockholder Company Shares and there will be placed on the certificates or instruments representing the Stockholder Company Shares, and on any certificate or instrument delivered in substitution therefor, legends stating in substance:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO SUCH REGISTRATION OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN STANDSTILL AND OTHER RESTRICTIONS SET FORTH IN AN INVESTOR AGREEMENT, DATED JULY 11, 2002 BETWEEN THE HOLDER OF THE SHARES AND THE COMPANY. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

          (b) The Company hereby agrees that it will cause stop transfer restrictions to be released with respect to any Stockholder Company Shares that are transferred pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 or 145 under the Securities Act, in accordance with the requirements of Rule 903 or 904 of Regulation S under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act and, in any such case, otherwise in accordance with this Agreement; PROVIDED that in the case of any transfer pursuant to clause (ii) or (iii) above, the request for transfer is accompanied by a written statement signed by the Stockholder and, if the Company so requests, a written opinion of counsel in customary form, confirming compliance with the requirements of the relevant exemption from registration; and PROVIDED, FURTHER, that in the case of any transfer pursuant to clauses (ii), (iii) or (iv) above, other than any transfer by the Stockholder to one or more of its Affiliates, or among such Affiliates, or by any such Affiliates to the Stockholder, the Company shall have received a written opinion of legal counsel reasonably satisfactory to the Company. The Company further agrees that it will cause the legends described in subsection
(a) of this Section 3.10 to be removed in the event of any transfer as provided in clause (i), (ii) or (iii) above (other than a transfer to an Affiliate of the Stockholder).

          3.11 PUBLIC INFORMATION. The Company covenants to make available "adequate current public information" concerning the Company within the meaning of Rule 144(c) under the Securities Act.

                                   ARTICLE IV

                        STANDSTILL AND OTHER OBLIGATIONS

          4.01 THE STOCKHOLDER'S STANDSTILL OBLIGATIONS. During the Standstill Period, the Stockholder shall not, and shall not permit any KPENV Entity to, without first obtaining Written Approval:

          (a) Beneficially own or acquire beneficial ownership of Voting Stock or authorize or make a tender offer, exchange offer or other offer to acquire Voting Stock, if the number of shares of Voting Stock beneficially owned by the KPENV Entities exceeds (or would exceed following such an acquisition) the Standstill Limit;

          (b) "SOLICIT" or engage in any "SOLICITATION" of "PROXIES" with respect to any Voting Stock (italicized terms in this Section 4.01(b) having the respective meanings ascribed to them in Rule 14a-1 under the Exchange Act);

          (c) Deposit any Voting Stock in a voting trust or subject any Voting Stock to any arrangement or agreement with any third party with respect to the voting of such Voting Stock;

          (d) Join a 13D Group (other than a group comprised solely of KPENV Entities);

          (e) Publicly announce any intention to seek amendment or rescission of the provisions of this Section 4.01 or make any proposal to amend or rescind, support any proposal to amend or rescind, or publicly comment on any proposal to amend or rescind, the Rights Plan, in the case of each of the foregoing, that has not received Board Approval; or

          (f) Publicly announce any intention or desire to (i) acquire the Company or all or a material portion of assets of the Company (including, without limitation, upon expiration of the Standstill Period), (ii) engage in a transaction that would result in a Change of Control of the Company (including, without limitation, upon expiration of the Standstill Period), (iii) increase beyond the Standstill Limit the KPENV Entities' beneficial ownership of the Company's equity securities (including, without limitation, upon expiration of the Standstill Period), or (iv) take any other action that would otherwise be prohibited under this Section 4.01.

          4.02 STOCKHOLDER REPORTING OBLIGATIONS. The Stockholder shall promptly (and in no case later than five business days of such event) notify the Company of any acquisition by any KPENV Entity of Voting Stock other than such an acquisition from the Company. Such notice shall specify the amount of Voting Stock beneficially owned by the KPENV Entities as of the date of the notice. Notwithstanding any provision of this Section 4.02 to the contrary, the provisions of this Section 4.02 may be satisfied by the delivery by the Stockholder to the Company of any Schedule 13D or Schedule 13G filed by the Stockholder with the Commission in connection with such acquisition.

          4.03 QUORUM OBLIGATION. During the Standstill Period, if and to the extent the Company makes a telephonic request therefor (which request shall be directed to Mr. Guido Dierick at +31 (40) 272-2041 or to Mr. Dierick's successor as General Counsel to the KPENV Entities' global semiconductors business) the Stockholder, as the holder of shares of Voting Stock, shall be present (and shall cause any of its Affiliates holding Voting Stock to be so present), in person or by proxy, at any meeting of stockholders of the Company as to which such a request is made so that all such shares of Voting Stock may be counted for purposes of determining the presence of a quorum at such meetings.

                                    ARTICLE V

                                  MISCELLANEOUS

          5.01 TERM OF AGREEMENT; TERMINATION. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall automatically terminate upon the earliest to occur of: (a) the termination (prior to the Effective Time) of the Merger Agreement in accordance with its terms, (b) the expiration of the Demand Period, and (c) when all of the Stockholder Company Shares have been sold by the Stockholder either pursuant to a registration statement or pursuant to a transaction or transactions exempt from the registration provisions of the Securities Act.

          5.02 SPECIFIC PERFORMANCE AND OTHER EQUITABLE RIGHTS. Each of the parties hereto recognizes and acknowledges that a breach by a party or by any assignee thereof of any covenants or other commitments contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

          5.03 NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by overnight courier, registered or certified mail, return receipt requested, or if sent by telecopier, upon receipt of oral confirmation that such transmission has been received, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

          (a)    if to the Company, addressed as follows:

                 Gregory A. Robbins
                 c/o Veeco Instruments Inc.
                 100 Sunnyside Boulevard
                 Woodbury, New York 11797
                 Telephone: (516) 677-0200
                 Telecopier: (516) 677-9125

                 with a copy to:

                 Rory A. Greiss
                 c/o Kaye Scholer LLP
                 425 Park Avenue
                 New York, New York 10022
                 Telephone: (212) 836-8261
                 Telecopier: (212) 836-7152

          (b)    if to Florence, addressed as follows:

                 Bradley J. Thies
                 c/o FEI Company
                 7425 N.W. Evergreen Parkway
                 Hillsboro, Oregon 97124-5830

                 Telephone: (503) 640-7500
                 Telecopier: (503) 640-7509

                 with a copy to:

                 Larry W. Sonsini
                 c/o Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                 Palo Alto, California 94304
                 Telephone: (650) 493-9300
                 Telecopier: (650) 493-6811

          (c)    if to the Stockholder, addressed as follows:

                 Guido Dierick
                 c/o Philips Semiconductors
                 Legal Department
                 Building B460-1
                 Prof. Holstlaan 4
                 5656AA Eindhoven
                 The Netherlands
                 Telephone: +31 (40) 272-2041
                 Telecopier: +31 (40) 272-4005

                 with a copy to:

                 Matthew G. Hurd
                 c/o Sullivan & Cromwell
                 1870 Embarcadero Road
                 Palo Alto, California 94303
                 Telephone: (650) 461-5600
                 Telecopier: (650) 461-5700,

or to such other address as the relevant party may from time to time advise by notice in writing given pursuant to this Section 5.03. The date of receipt of any such notice, request, consent, agreement or approval shall be deemed to be the date of delivery thereof.

          5.04 PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors, assigns, officers, directors, partners, agents, underwriters and controlling Persons. Except as provided in Section 3.06 and Section 5.08, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

          5.05 SURVIVAL. The several indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any party, any director or officer of such party, or any controlling Person of any of the foregoing, and shall survive the consummation of the Merger and the transfer of any Registered Shares by the Stockholder, and the indemnification and contribution provisions set forth in Section 3.06 hereof shall survive termination of this Agreement.

          5.06 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          5.07 ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, delayed or conditioned, and any such purported assignment shall be null and void.

          5.08 OTHER AGREEMENTS. The Company will not enter into any agreement with respect to its securities which is in conflict with the rights granted in this Agreement.

          5.09 GOVERNING LAW; JURISDICTION; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law). The parties hereto unconditionally and irrevocably agree and consent to the exclusive jurisdiction of, and service of process and venue in, the United States District Court and the courts of the State of New York located in the County of New York, State of New York, and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and further agree not to commence any such action, suit or proceeding except in any such court. Each party irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court.

          5.10 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings among the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this

Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by each of the parties, which shall be binding on all of the parties.

          5.11 FURTHER ASSURANCES. Each party shall provide (at the expense of the requesting party) such further documents or instruments reasonably requested by any other party as may be necessary or desirable to effect the purpose and intention of this Agreement and carry out its provisions, whether before or after its termination.

          5.12 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to a party under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

          5.13 EXPENSES. Except as otherwise specifically provided herein, the Company and the Stockholder shall each bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

          5.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            (Signature page follows)

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

              PHILIPS BUSINESS ELECTRONICS INTERNATIONAL B.V.

              By:  /s/ J.C. Lobbezoo
                  --------------------------------------------------------------
                  Name:    J.C. Lobbezoo
                  Title:   Member Management Board

              By:  /s/ A.P.M. van der Poel
                  --------------------------------------------------------------
                  Name:    A.P.M. van der Poel
                  Title:   Member Management Board

              VEECO INSTRUMENTS INC.

              By:  /s/ Edward H. Braun
                  --------------------------------------------------------------
                  Name:    Edward H. Braun
                  Title:   Chairman, Chief Executive Officer and President

              FEI COMPANY

              By:  /s/ Vahe A. Sarkissian
                  -------------------------------------------------------------
                  Name:    Vahe A. Sarkissian
                  Title:   President and Chief Executive Officer